Exhibit 99.1

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill Associates, Inc.
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: jbuckley@investorrelations.com

Mac-Gray Announces Correction to Cost of Stock Compensation Expense for the Second Quarter of 2006

Company Adjusts Its Diluted Earnings Per Share to $0.03 from $0.04

WALTHAM, MA, August 7, 2006 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services and energy-efficient MicroFridge® appliances to multi-unit housing locations, today announced a correction in the calculation of stock compensation expense in compliance with FAS 123(R) included in its second-quarter earnings release issued on July 27, 2006.  The correction resulted in a change to its second-quarter net income and net income per diluted share.   Net income for the three and six months ended June 30, 2006 has been corrected to $409,000, or $0.03 per diluted share, and $2,163,000, or $0.16 per diluted share, respectively.

The cost of stock compensation expense was reported to be $283,000 and $387,000 for the three months and six months ended June 30, 2006, respectively, before tax, in the July 27, 2006 press release.  After further analysis it was determined this expense should have been $490,000 for the quarter ended June 30, 2006 and $594,000 for the six months ended June 30, 2006, before tax.  Therefore, after-tax net income changed from $533,000, as reported for the second quarter to $409,000, and from $2,287,000 to $2,163,000 for the six months ended June 30, 2006. Basic and diluted earnings per share for the second quarter, therefore, changed from $0.04 as reported on July 27, 2006 to $0.03, and for the six months ended June 30, 2006, changed from $0.18 per basic share and $0.17 per diluted share as reported on July 27, 2006 to $0.17 per basic share and $0.16 per diluted share.

The cost of stock compensation correction also changed: selling, general and administration expense; provision for income tax; prepaid expenses, facilities management rent and other current assets; and additional paid-in capital.  Selling, general and administration expense corrected for this error is $9,086,000 and $17,666,000 for the three and six months ended June 30, 2006, respectively.  Provision for income tax corrected for this error is $275,000 and $1,456,000 for the three and six months ended June 30, 2006, respectively.  Prepaid expenses, facilities management rent and other current assets corrected for this error is $10,333,000 and additional paid-in capital corrected for this error is $69,819,000 at June 30, 2006.  The stock compensation correction had no effect on the weighted average common shares outstanding — basic or diluted.

Attached to this press release are the corrected Condensed Consolidated Income Statements, Condensed Consolidated Balance Sheet, Reconciliation of Reported Net Income to Adjusted Net Income and Reconciliation of Reported Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and EBITDA, as adjusted.

About Mac-Gray Corporation
Founded in 1927, Mac-Gray derives its revenue principally through the contracting of card- and coin-operated laundry facilities in multiple housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes.  Mac-Gray contracts its laundry rooms under long-term leases.  These leases typically grant Mac-Gray exclusive contract rights to laundry rooms on the lessor’s premises for a fixed term, which is generally seven to 10 years, in exchange for a negotiated portion of the revenue collected.  Mac-Gray serves approximately 63,000 multi-housing laundry rooms located in 40 states and the District of Columbia.

Mac-Gray also sells, services and leases commercial laundry equipment to commercial laundromats and institutions through its product sales division.  This division also includes the Company’s MicroFridge® business, where Mac-Gray sells its proprietary MicroFridge® line of products, which are combination refrigerators/freezers/microwave ovens utilizing patented Safe Plug™ circuitry.  The products are marketed throughout the United States to colleges, the federal government for military housing, hotels and motels, and assisted living facilities.  MicroFridge® also has entered into agreements with Maytag Corporation to market Maytag’s Magic Chef®, Amana® and Maytag® lines of home appliances under its MaytagDirect™ program throughout the United States.  MicroFridge® and Maytag® products bear the ENERGY STAR® designation.  To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s estimates of revenue, earnings, earnings per share, interest expense, income tax rate, depreciation and amortization expense, and capital expenditures for the full year 2006.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the Company’s ability to successfully integrate acquired assets and operations, and service the increased debt incurred to finance the acquisition, as well as the risks that the Company will incur unanticipated costs related to the acquired operations or not realize expected revenues, synergies and cost savings, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other reports subsequently filed with the Securities and Exchange Commission.

MAC-GRAY CORPORATION

CONSOLIDATED INCOME STATEMENTS

(In thousands, except per share amounts; Unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2006	2005	2006

Revenue	$63,383	$69,019	$125,756	$136,717
Cost of revenue:
Cost of facilities management revenue	35,444	37,952	70,142	76,386
Depreciation and amortization	7,835	8,566	15,580	16,717
Cost of products sold	8,072	9,696	14,881	16,558
Total cost of revenue	51,351	56,214	100,603	109,661

Gross margin	12,032	12,805	25,153	27,056

Operating expenses:
Selling, general and administration expenses	7,647	9,086	15,354	17,666
Loss on early extinguishment of debt	—	—	207	—
(Gain) loss on sale or disposal of assets, net	(10,863)	21	(10,887)	115
Total operating expenses	(3,216)	9,107	4,674	17,781

Income from operations	15,248	3,698	20,479	9,275

Interest expense, net	2,553	3,397	4,825	6,581
Gain related to derivative instruments	—	(383)	—	(925)
Income before provision for income taxes	12,695	684	15,654	3,619
Provision for income taxes	5,395	275	6,652	1,456
Net income	$7,300	$409	$9,002	$2,163

Net income per common share — basic	$0.57	$0.03	$0.70	$0.17

Net income per common share — diluted	$0.55	$0.03	$0.68	$0.16

Weighted average common shares outstanding - basic	12,848	12,984	12,829	12,964

Weighted average common shares outstanding — diluted	13,204	13,444	13,183	13,411

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MAC-GRAY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except par value)

	December 31,	June 30,
	2005	2006
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$11,046	$10,677
Trade receivables, net of allowance for doubtful accounts	10,308	8,493
Inventory of finished goods	6,398	8,624
Prepaid expenses, facilities management rent and other current assets	9,961	10,333
Total current assets	37,713	38,127
Property, plant and equipment, net	118,459	119,175
Goodwill	37,941	37,941
Intangible assets, net	116,793	126,341
Prepaid expenses, facilities management rent and other assets	13,177	14,998
Total assets	$324,083	$336,582

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$1,185	$1,240
Trade accounts payable and accrued expenses	22,724	15,513
Accrued facilities management rent	15,629	15,043
Deferred revenues and deposits	682	132
Total current liabilities	40,220	31,928
Long-term debt and capital lease obligations	165,493	181,620
Deferred income taxes	29,010	30,434
Other liabilities	759	687
Commitments and contingencies (Note 6)	—	—
Stockholders’ equity:
Preferred stock of Mac-Gray Corporation ($.01 par value, 5 million shares authorized, no shares outstanding)	—	—
Common stock of Mac-Gray Corporation ($.01 par value, 30 million shares authorized, 13,443,754 issued and 12,924,340 outstanding at December 31, 2005, and 13,443,754 issued and 13,003,469 outstanding at June 30, 2006)	134	134
Additional paid in capital	69,032	69,819
Accumulated other comprehensive income	315	312
Retained earnings	24,513	26,220
	93,994	96,485
Less: common stock in treasury, at cost (519,414 shares at December 31, 2005 and 440,285 shares at June 30, 2006)	(5,393)	(4,572)
Total stockholders’ equity	88,601	91,913
Total liabilities and stockholders’ equity	$324,083	$336,582

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MAC-GRAY CORPORATION

TABLE 1

Reconciliation of Reported Net Income to Adjusted Net Income

(In thousands, except  per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2006	2005	2006

Net income, as reported	$7,300	$409	$9,002	$2,163

Income before provision for income taxes, as reported	$12,695	$684	$15,654	$3,619
Stock compensation expense	—	490	—	594
Gain on non-reoccuring sale of assets	(10,767)	—	(10,767)	—
Gain related to derivative instruments	—	(383)	—	(925)
Loss on early extinguishment of debt	—	—	207	—
Income before provision for income taxes, as adjusted	1,928	791	5,094	3,288
Provision for income taxes, as adjusted	819	318	2,165	1,322

Net income, as adjusted	$1,109	$473	$2,929	$1,966

Diluted earnings per share, as adjusted	$0.08	$0.04	$0.22	$0.15

(1)             On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments”, (“FAS123(R)”).  These amounts represent expenses relating to issuances of equity awards during the periods presented.

(2)             Represents a pre-tax gain recognized in connection with the sale of the Company’s office and warehouse facility in Cambridge, Massachusetts on June 30, 2005.

(3)             Represents the un-realized gains on interest rate protection contracts, which do not qualify for hedge accounting treatment.

(4)             Represents unamortized costs related to terminated credit facilities.

To supplement the Company’s unaudited consolidated financial statements presented on a generally accepted accounting principles (GAAP) basis, management has used a non-GAAP measure of net income.  Management believes presentation of this measure is appropriate to enhance an overall understanding of our historical financial performance and future prospects.  Adjusted net income, which is adjusted to exclude certain gains and losses from the comparable GAAP net income, is an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. These non-GAAP results are among the primary indicators management uses as a basis for evaluating the Company’s financial performance as well as for forecasting future periods.  For these reasons, management believes these non-GAAP measures can be useful to investors, potential investors and others.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or other measures prepared in accordance with GAAP.

MAC-GRAY CORPORATION

TABLE 2

Reconciliation of Reported Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

(In thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2005	2006	2005	2006

Net income	$7,300	$409	$9,002	$2,163

Interest expense, net	2,553	3,397	4,825	6,581
Provision for income taxes	5,395	275	6,652	1,456
Depreciation and amortization	8,072	8,949	16,129	17,481

EBITDA	23,320	13,030	36,608	27,681

Stock compensation expense	—	490	—	594
Gain on non-reoccuring sale of assets	(10,767)	—	(10,767)	—
Gain related to derivative instruments	—	(383)	—	(925)
Loss on early extinguishment of debt	—	—	207	—

EBITDA, as adjusted	$12,553	$13,137	$26,048	$27,350

(1)             On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payments”, (“FAS123(R)”).  These amounts represent expenses relating to issuances of equity awards in the periods presented.

(2)             Represents a pre-tax gain recognized in connection with the sale of the Company’s office and warehouse facility in Cambridge, Massachusetts on June 30, 2005.

(3)             Represents the un-realized gains on interest rate protection contracts, which do not qualify for hedge accounting treatment.

(4)             Represents unamortized costs related to terminated credit facilities.

EBITDA is defined as net income before interest expense, provision for income taxes, and depreciation and amortization expense. Adjusted EBITDA is EBITDA further adjusted to exclude the items described in the table above. We have excluded these items because we believe they are not reflective of our ongoing operating performance. EBITDA and Adjusted EBITDA are not measures of our liquidity or financial performance under GAAP and should not be considered as alternatives to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of our liquidity.

Our management believes EBITDA and Adjusted EBITDA are useful to investors because they help enable investors to evaluate our business in the same manner as our management.  Management uses EBITDA and Adjusted EBITDA as follows: (a) to evaluate the Company’s historical and prospective financial performance, (b) to set internal revenue targets and spending budgets, (c) to measure operational profitability and the accuracy of forecasting, and (d) as an important factor in determining variable compensation for management.  In addition, these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage.  Moreover, investors have historically requested and the Company has historically reported these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures.  These measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation.  Further, EBITDA and Adjusted EBITDA exclude interest expense and depreciation and amortization expense, which represent significant and unavoidable operating costs given the level of indebtedness and the capital expenditures needed to maintain our business.  In addition, our measures of EBITDA and Adjusted EBITDA are different from those used in the covenants contained in our 2005 senior credit facilities and the indenture governing our 7 5/8% senior notes.  Management compensates for these limitations by relying primarily on our GAAP results and by using EBITDA and Adjusted EBITDA only supplementally and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.  The Company’s non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.